Exhibit 4.41

1	Dated: 16 March 2026
2
3	SAINT BARTH SHIPPING COMPANY INC. of the Republic of the Marshall Islands guaranteed by
4	Performance Shipping Inc., of the Republic of the Marshall Islands, hereinafter called the “Sellers”, have
5	agreed to sell, and
6
7	SALTER SHIPPING, S.A. of the Republic of Panama, guaranteed by Yawatahama Kisen Co., Ltd. of Japan,
8	hereinafter called the “Buyers”, have agreed to buy:
9
10	Name of vessel: MT “P. SAN FRANCISCO (New building LR1 Tanker “Hull YZJ2024-1624”)
11
12	IMO Number: 1065708
13
14	Classification Society: Lloyds Register
15
16	Class Notation:
17	+100A1, Double Hull Oil and Chemical Tanker, Ship Type 3, CSR, ESP, S
18	hipRight(CM,ACS(B)),LI,*IWS,SPM4,ECO(P,VECS-L),
19	+LMC,UMS,BWTS,IGS, EGCN(SCR), EGCS(Open, Partial)
20
21	Year of Build: _______________ 2027
22
23	Builder/Yard: Jiangsu New Yangzi Shipbuilding Co., Ltd.
24
25	Flag: Marshall Islands or Liberia or Malta or Portugal if acceptable to the Buyers and their financiers, to
26	be mutually agreed, or any other jurisdiction proposed by the Sellers and approved by the Buyers, such
27	approval not to be unreasonably denied or delayed.
28
29	Place of Registration: __________________
30
31	GT/NT: __________________
32
33	hereinafter called the “Vessel”, on the following terms and conditions:
34
35	This Agreement is subject to, and forms part of, a transaction involving the sale, purchase and the lease financing
36	of the Vessel, pursuant to the BBCP.
37
38	The Vessel is currently under construction under the Building Contract. The Sellers’ obligation to sell and deliver
39	the Vessel to the Buyers under this Agreement is conditional upon the delivery of the Vessel to the Sellers by the
40	Construction Seller pursuant to the terms of the Building Contract.
41
42	Definitions
43	“Banking Days” are days on which banks are open both in the country of the currency stipulated for the Purchase
44	Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 (Documentation) and New
45	York, London, Tokyo, Shanghai and Athens.

46	“BBCP” means Bareboat Charter Party dated ___ March 2026 made between the Sellers as the Charterers and
47	the Buyers as the Owners together with any addenda thereto.
48
49	“Builder” means Jiangsu New Yangzi Shipbuilding Co., Ltd., a corporation organized and existing under the laws
50	of the People’s Republic of China, having its registered office at Jingjiang Park of Jiangyin Economic Development
51	Zone, Jingjiang City, Jiangsu Province, the People’s Republic of China.
52
53	“Construction Sellers’ Bank” (or “Builder’s Bank”) means an account (state details of bank account) at the
54	Builder’s Bank.

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55
56	Bank Name:
57	Branch Name:
58	Bank Address:
59	Account name:
60	Account Number:
61	Swift Code:
62	Intermediary Bank:
63	Swift Code:
64
65	"Building Contract" means the ship building contract dated 30th April 2024 made between the Construction Seller
66	and the Sellers as buyer.
67
68	“Buyers’ Bank” means The San-in Godo Bank., Ltd.
69	“Buyers’ Nominated Flag State” means Marshall Islands, Liberian, or Malta flag

70	“Class” means the class notation referred to above.

71	“Classification Society” means the Classification Society referred to above.
72
73	“Charterers” means Charterers as defined in the BBCP.
74
75	“Construction Seller” means together (i) the Builder, (ii) Jiangsu Yangzijiang Shipbuilding Group Co., Ltd., a
76	corporation organized and existing under the Laws of the People’s Republic of China, having its registered office
77	at No.1 Lianyi Road, Jingjiang Park of Jiangyin Economic Development Zone, Jingjiang City, Jiangsu Province,
78	the People’s Republic of China (hereinafter called “JYS”), and (iii) Jiangsu Yangzi Xinfu Shipbuilding Co., Ltd., a
79	corporation organized and existing under the Laws of the People’s Republic of China, having its registered office
80	at Hongqiao Industrial Park, Taixing City, Jiangsu Province, the People’s Republic of China.
81
82	“Delivery Date” means that date on which the Vessel is delivered by the Sellers to the Buyers under this
83	Agreement.
84
85	~~“Deposit” shall have the meaning given in Clause 2 (Deposit).~~

86	~~“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the Sellers’ Bank,~~
87	~~which shall hold and release the Deposit in accordance with this Agreement.~~

88	“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered
89	letter, email or telefax.
90
91	"Net Finance Amount” means USD 37,800,000.00 (United States Dollars Thirty-Seven Million Eight-Hundred
92	Thousand).
93
94	“Charterers’ Down Payment” has the meaning ascribed to it in the BBCP.
95
96	“Owners” means Owners as defined in the BBCP.

97	“Parties” means the Sellers and the Buyers.

98	“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).

99	“Sellers’ Account” means an account (state details of bank account) at the Sellers’ Bank.
100
101	Bank Name: PIRAEUS BANK S.A.
102	Branch Name: CIB SHIPPING BRANCH(2304)
103	Bank Address: FILONOS 137 & FILELLINON, 18536, PIRAEUS- GREECE

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104	Account name: SAINT BARTH SHIPPING COMPANY INC.
105	Account Number:
106	USD IBAN:
107	Swift Code:
108	Intermediary Bank: BANK OF NEW YORK MELLON U.S.A.
109	Swift Code:
110
111	“Sellers’ Bank” means PIRAEUS BANK S.A.
112
113	1.	Purchase Price
114
115	The Purchase Price is USD 54,100,000.00 ~~(state currency and amount both in words and figures)~~ (United
116	States Dollars Fifty-Four Million One-Hundred Thousand), of which the amount of USD 16,300,000 shall be
117	set-off at the time of Delivery and shall be deemed as fully satisfying the Charterers’ Down Payment obligation
118	under the BBCP.
119
120	2.	Deposit (clause not applicable)
121
122	~~As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of % (per cent) or,~~
123	~~if left blank,10% (ten per cent), of the Purchase Price (the “Deposit”) in an interest bearing account for the~~
124	~~Parties with the Deposit Holder within three (3) Banking Days after the date that:~~
125
126	~~(i) this Agreement has been signed by the Parties and exchanged in original or by e-mail or telefax; and~~
127
128	~~(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been opened.~~
129
130	~~The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any,~~
131	~~shall be credited to the Buyers. Any fee charged for holding and releasing the Deposit shall be borne~~
132	~~equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open~~
133	~~and maintain the account without delay.~~
134
135	3.	Payment
136
137	Please see Additional Clause 22 (Payment).
138
139	~~On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of Readiness~~
140	~~has been given in accordance with Clause 5 (Time and place of delivery and notices):~~
141
142	~~(i)the Deposit shall be released to the Sellers; and~~
143
144	~~(ii)the balance of The Purchase Price (less Charterers’ Down Payment as per BBCP clause 49) and all other~~
145	~~sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank~~
146	~~charges to the Sellers’ Account. Purchase Price shall be paid into a suspense account with the Sellers’ Bank~~
147	~~with conditional payment method set out in a MT 199 SWIFT message not later than two (2) Banking Days~~
148	~~prior to Delivery with irrevocable and unconditional instruction to be released to Sellers upon presentation of~~
149	~~a fixed copy of the Protocol of Delivery and Acceptance signed by both the Sellers and the Buyers.~~
150	~~and all other sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in~~
151	~~full free of bank charges to the Sellers’ Account.~~
152
153	4.	Inspection
154
155	The Buyers confirm that prior to the date of this Agreement they have received (i) a copy of the Building
156	Contract, (ii) full specifications and drawings (including makers list), (iii) up-to-date photographs of the Vessel
157	and (iv) any other information which they requested to enable the Buyers and their advisors to assess the
158	condition of the Vessel, and the Buyers confirm that they hereby accept the technical condition of the Vessel.
159	Therefore,

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160
161	(~~a)* The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also~~
162	~~inspected the Vessel at/in (state place) on (state date) and have accepted the Vessel~~
163	~~following this inspection and~~ the sale is outright and definite, subject only to the terms and conditions of this
164	Agreement.
165
166	~~(b)* (i) The Buyers shall have the right to inspect the Vessel’s classification records and declare whether same~~
167	~~are accepted or not within (state date/period).~~
168
169	~~(ii) The Sellers shall make the Vessel available for inspection at/in (state place/range) within~~
170	~~(state date/period).~~
171
172	~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause~~
173	~~undue delay they shall compensate the Sellers for the losses thereby incurred.~~
174
175	~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~
176
177	~~During the inspection, the Vessel’s deck and engine log books shall be made available for examination by~~
178	~~the Buyers.~~
179
180	~~The sale shall become outright and definite, subject only to the terms and conditions of this Agreement,~~
181	~~provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy-~~
182	~~two (72) hours after completion of such inspection or after the date/last day of the period stated in Clause~~
183	~~4(b)(ii), whichever is earlier.~~
184
185	~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of the Vessel’s~~
186	~~classification records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together~~
187	~~with interest earned, if any, shall be released immediately to the Buyers, whereafter this Agreement shall be~~
188	~~null and void.~~
189
190	~~*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative~~
191	~~4(a) shall apply.~~
192
193	5.	Time and place of delivery and notices
194
195	(a)	The Vessel shall be delivered and taken over as is where is safely afloat alongside a quay or pier ~~at a safe~~
196	~~and accessible berth or anchorage~~ at the shipyard of the Builder in the Sellers’ option.
197
198	Expected time of delivery: the expected date of delivery of the Vessel under the Building Contract ~~tNotice of~~
199	~~Readiness shall not be tendered before: XX XXX 2025~~
200
201	Cancelling Date (see Clause~~s~~ 5(d) ~~6(a)(i), and 14~~): 31 October 2027
202
203	(b)	The Sellers shall keep the Buyers well informed with regards to the actual delivery date of the Vessel ~~of the~~
204	~~Vessel’s itinerary~~ and shall provide the Buyers with twenty (20), fifteen (15), seven (7) and three (3) ~~and~~
205	~~three (3)~~ days’ approximate notice and ~~three (3)~~ two (2) Banking Days’ definite notice of the date of delivery.
206	~~Timing of delivery to be mutually agreed by Sellers and Buyers.~~
207	When the Vessel is ~~at the place of delivery and~~ physically ready for delivery in accordance with this
208	Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
209
210	The Buyers hereby confirm that, in accordance with the terms and conditions provided herein, the delivery
211	of the Vessel by the Sellers under this Agreement will take place simultaneously with the delivery of the
212	Vessel to the Sellers under the Building Contract.
213
214	6.	Divers Inspection / Drydocking (clause not applicable)
215
216	~~(a)* (i) The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a~~

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217	~~diver approved by the Classification Society prior to the delivery of the Vessel. Such option shall be~~
218	~~declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the~~
219	~~Sellers pursuant to Clause 5(b) of this Agreement. The Sellers shall at their cost and expense make the~~
220	~~Vessel available for such inspection. This inspection shall be carried out without undue delay and in the~~
221	~~presence of a Classification Society surveyor arranged for by the Sellers and paid for by the~~
222	~~Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer(s) only~~
223	~~without interfering with the work or decisions of the Classification Society surveyor. The extent of the~~
224	~~inspection and the conditions under which it is performed shall be to the satisfaction of the Classification~~
225	~~Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at their~~
226	~~cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in~~
227	~~which event the Cancelling Date shall be extended by the additional time required for such positioning and~~
228	~~the subsequent re-positioning. The Sellers may not tender Notice of Readiness prior to completion of the~~
229	~~underwater inspection.~~
230
231	~~(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken,~~
232	~~damaged or defective so as to affect the Vessel’s class, then (1) unless repairs can be carried out afloat to~~
233	~~the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their~~
234	~~expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load~~
235	~~line, the extent of the inspection being in accordance with the Classification Society’s rules (2) such defects~~
236	~~shall be made good by the Sellers at their cost and expense to the satisfaction of the Classification Society~~
237	~~without condition/recommendation** and (3) the Sellers shall pay for the underwater inspection and the~~
238	~~Classification Society’s attendance.~~
239
240	~~Notwithstanding anything to the contrary in this Agreement, if the Classification Society do not require the~~
241	~~aforementioned defects to be rectified before the next class drydocking survey, the Sellers shall be entitled~~
242	~~to deliver the Vessel with these defects against a deduction from the Purchase Price of the estimated direct~~
243	~~cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classification Society,~~
244	~~whereafter the Buyers shall have no further rights whatsoever in respect of the defects and/or repairs. The~~
245	~~estimated direct cost of the repairs shall be the average of quotes for the repair work obtained from two~~
246	~~reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the~~
247	~~Parties within two (2) Banking Days from the date of the imposition of the condition/recommendation, unless~~
248	~~the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within the stipulated time~~
249	~~then the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair~~
250	~~costs. The Sellers may not tender Notice of Readiness prior to such estimate having been established.~~
251
252	~~(iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry-docking facilities are~~
253	~~available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities~~
254	~~are available, whether within or outside the delivery range as per Clause 5(a). Once drydocking has taken~~
255	~~place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5(a) which shall,~~
256	~~for the purpose of this Clause, become the new port of delivery. In such event the Cancelling Date shall be~~
257	~~extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of~~
258	~~fourteen (14) days.~~
259
260	~~(b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification~~
261	~~Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in~~
262	~~accordance with the Classification Society’s rules. If the rudder, propeller, bottom or other underwater parts~~
263	~~below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such~~
264	~~defects shall be made good at the Sellers’ cost and expense to the satisfaction of the Classification Society~~
265	~~without condition/recommendation**. In such event the Sellers are also to pay for the costs and expenses in~~
266	~~connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the~~
267	~~Classification Society’s fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft~~
268	~~system are condemned or found defective or broken so as to affect the Vessel’s class. In all other cases,~~
269	~~the Buyers shall pay the aforesaid costs and expenses, due and fees.~~
270
271	~~(c) If the Vessel is drydocked pursuant to Clause 6(a)(ii) or 6(b) above:~~
272
273	~~(i) The Classification Society may require survey of the tailshaft system, the extent of the survey being to the~~

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274	~~satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the~~
275	~~Buyers shall have the option to require the tailshaft to be drawn and surveyed by the Classification Society,~~
276	~~the extent of the survey being in accordance with the Classification Society’s rules for tailshaft survey and~~
277	~~consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they require~~
278	~~the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the~~
279	~~Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any~~
280	~~parts of the tailshaft system be condemned or found defective so as to affect the Vessel’s class, those parts~~
281	~~shall be renewed or made good at the Sellers’ cost and expense to the satisfaction of Classification Society~~
282	~~without condition/recommendation**.~~
283
284	~~(ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by the Buyers~~
285	~~unless the Classification Society requires such survey to be carried out or if parts of the system are~~
286	~~condemned or found defective or broken so as to affect the Vessel’s class, in which case the Sellers shall~~
287	~~pay these costs and expenses.~~
288
289	~~(iii) The Buyers’ representative(s) shall have the right to be present in the drydock, as observer(s) only~~
290	~~without interfering with the work or decisions of the Classification Society surveyor.~~
291
292	~~(iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their~~
293	~~risk, cost and expense without interfering with the Sellers’ or the Classification Society surveyor’s work, if~~
294	~~any, and without affecting the Vessel’s timely delivery. If, however, the Buyers’ work in drydock is still in~~
294	~~progress when the Sellers have completed the work which the Sellers are required to do, the additional~~
296	~~docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and expense. In the~~
297	~~event that the Buyers’ work requires such additional time, the Sellers may upon completion of the Sellers’~~
298	~~work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and, notwithstanding Clause~~
299	~~5(a), the Buyers shall be obliged to take delivery in accordance with Clause 3 (Payment), whether the~~
300	~~Vessel is in drydock or not.~~
301
302	~~*6(a) and 6(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative~~
303	~~6(a) shall apply.~~
304
305	~~**Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification Society~~
306	~~without condition/recommendation are not to be taken into account.~~
307
308	7. Spares, bunkers and other items
309
310	The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore.
311	All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller
312	blade(s), if any, belonging to the Vessel at the time of ~~inspection~~ delivery used or unused, whether on board
313	or not shall ~~become~~ remain the ~~Buyers’~~ Sellers’ property. ~~but spares on order are excluded. Forwarding~~
314	~~charges, if any, shall be for the Buyers’ account. The Sellers are not required to replace spare parts~~
315	~~including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and~~
316	~~used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. Unused~~
317	~~stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.~~
318
319	~~Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s personal~~
320	~~belongings including the slop chest are excluded from the sale without compensation, as well as the~~
321	~~following additional items: (include list)~~
322
323	~~Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale~~
324	~~without compensation: (include list)~~
325
326	Items on board at the time of ~~inspection~~ delivery which are on hire or owned by third parties, not listed
327	above, shall ~~be replaced or procured by~~ remain with the Sellers ~~prior to delivery at their cost and expense~~.
328	Any remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and
329	unopened drums shall remain the property of the Sellers and shall not form part of the sale.
330

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331	~~The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and pay either:~~
332	~~storage tanks and unopened drums and pay either:~~
333
334	~~(a)* the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or~~
335
336	~~(b)* the current net market price (excluding barging expenses) at the port and date of delivery of Vessel or, if~~
337	~~unavailable, at the nearest bunkering port,~~
338
339	~~for the quantities taken over.~~
340
341	~~Payment under this Clause shall be made at the same time and place and in the same currency as the~~
342	~~Purchase Price.~~
343
344	~~“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)~~
345	~~(inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be~~
346	~~the relevant date.~~
347
348	~~*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions alternative (a)~~
349	~~shall apply.~~
350
351	8. Documentation
352
353	The place of closing: Virtual closing or physically at the Builder, to be confirmed.
354
355	In exchange for payment of the Purchase Price, Sellers shall furnish the Buyers with delivery documents
356	reasonably required by the Buyers. These documents shall be listed in an addendum hereto, namely
357	“Addendum no 1: List of delivery documents”, and regarding such documents that are not available prior to
358	the closing, Sellers shall furnish the Buyers with the final draft of such documents no later than three (3)
359	Banking Days prior to the date of closing for the purpose of carrying out the closing smoothly.
360
361	~~(a)* In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following~~
362	~~delivery documents:~~
363
364	~~(i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State, transferring title of the~~
365	~~Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any other~~
366	~~debts whatsoever, duly notarially attested and legalized or apostilled, as required by the Buyers’ Nominated~~
367	~~Flag State;~~
368
369	~~(ii) Evidence that all necessary corporate, shareholder and other action has been taken by the Sellers to~~
370	~~authorise the execution, delivery and performance of this Agreement;~~
371
372	~~(iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in~~
373	~~the performance of this Agreement, duly notarially attested and legalized or apostilled (as appropriate);~~
374
375	~~(iv) Certificate or Transcript of Registry issued by the competent authorities of the flag state on the date of~~
376	~~delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered~~
377	~~encumbrances and mortgages, to be faxed or e-mailed by such authority to the closing meeting with the~~
378	~~original to be sent to the Buyers as soon as possible after delivery of the Vessel;~~
379
380	~~(v) Declaration of Class or (depending on the Classification Society) a Class Maintenance Certificate issued~~
381	~~within three (3) Banking Days prior to delivery confirming that the Vessel is in Class free of~~
382	~~condition/recommendation;~~
383
384	~~(vi) Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion~~
385	~~appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a~~
386	~~matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect~~
387	~~deletion from the Vessel’s registry forthwith and provide a certificate or other official evidence of deletion to~~

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388	~~the Buyers promptly and latest within four(4) weeks after the Purchase Price has been paid and the Vessel~~
389	~~has been delivered;~~
390
391	~~(vii) A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the Vessel ceased to~~
392	~~be registered with the Vessel’s registry, or, in the event that the registry does not as a matter of practice~~
393	~~issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this~~
394	~~certificate promptly upon it being issued together with evidence of submission by the Sellers of a duly~~
395	~~executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel’s registry;~~
396
397	~~(viii) Commercial Invoice for the Vessel;~~
398
399	~~(ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;~~
400
401	~~(x) A copy of the Sellers’ letter to their satellite communication provider cancelling the Vessel’s~~
402	~~communications contract which is to be sent immediately after delivery of the Vessel;~~
403
404	~~(xi) Any additional documents as may reasonably be required by the competent authorities of the Buyers’~~
405	~~Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any~~
406	~~such documents as soon as possible after the date of this Agreement; and~~
407
408	~~(xii) The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not black listed by~~
409	 ~~any nation or international organisation.~~
410
411	~~(b)~~	~~At the time of delivery the Buyers shall provide the Sellers with:~~
412
413	~~(i) Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to~~
414	~~authorise the execution, delivery and performance of this Agreement; and~~
415
416	~~ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in~~
417	~~( the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate).~~
418
419	~~(c)~~	~~If any of the documents listed in Sub-clauses (a) and (b) above are not in the English language they shall be~~
420	~~accompanied by an English translation by an authorised translator or certified by a lawyer qualified to~~
421	~~practice in the country of the translated language.~~
422
423	~~(d)~~	~~The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in Sub-clause (a) and Sub-~~
424	~~clause (b) above for review and comment by the other party not later than (state number~~
425	~~of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified~~
426	~~by the Sellers pursuant to Clause 5(b) of this Agreement.~~
427
428	~~(e)~~	~~Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above, the Sellers shall~~
429	~~also hand to the Buyers the classification certificate(s) as well as all plans, drawings and manuals,~~
430	~~(excluding ISM/ISPS manuals), which are on board the Vessel. Other certificates which are on board the~~
431	~~Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case~~
432	~~the Buyers have the right to take copies.~~
433
434	~~(f)~~	~~Other technical documentation which may be in the Sellers’ possession shall promptly after delivery be~~
435	~~forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books~~
436	~~but the Buyers have the right to take copies of same.~~
437
438	(g)	The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date
439	and time of delivery of the Vessel from the Sellers to the Buyers.
440
441	9.	Encumbrances
442
443	The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances,
444	mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other

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445	administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences
446	of claims made against the Vessel which have been incurred prior to the time of delivery.
447
448	10.	Taxes, fees and expenses
449
450	Any cost and fee for initial registration of title to the Vessel and legal documentation cost for documenting
451	the lease and security to be Charterer`s account; however such cost not to exceed USD15,000.
452	Any tonnages taxes for Owners` flag and Charterers` flag to be Charterers account.
453	~~Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ Nominated~~
454	~~Flag State shall be for the Buyers’ account, whereas similar charges in connection with the closing of the~~
455	~~Sellers’ register shall be for the Sellers’ account.~~
456
457	11.	Condition of delivery
458
459	The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to
460	the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over
461	“as is where is” ~~she was~~ at the time of ~~inspection~~ delivery~~, fair wear and tear excepted~~. The Vessel shall be
462	delivered to the Buyers only once she is in all respects ready in accordance with the Building Contract.
463
464	~~However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained~~
465	~~without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her~~
466	~~classification certificates and national certificates, as well as all other certificates the Vessel had at the time~~
467	~~of inspection, valid and unextended without condition/recommendation* by the Classification Society or the~~
468	~~relevant authorities at the time of delivery.~~
469
470	~~“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)~~
471	~~(Inspections), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be~~
472	~~the relevant date.~~
473
474	~~*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification Society~~
475	 ~~without condition/recommendation are not to be taken into account.~~
476
477	12.	Name/markings (clause not applicable)
478
479	~~Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.~~
480
481	13.	Buyers’ default
482
483	~~Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the right to~~
484	~~cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses~~
485	~~incurred together with interest.~~
486
487	Should the Purchase Price not be paid in accordance with Additional Clause ~~3~~22 (Payment), the Sellers
488	have the right to cancel this Agreement, and the Buyers shall make due compensation to the Sellers for
489	their direct and documented losses and expenses.~~in which case the Deposit together with interest earned, if~~
490	~~any, shall be released to the Sellers. If the Deposit does not cover their loss, the Sellers shall be entitled to~~
491	~~claim further compensation for their losses and for all expenses incurred together with interest.~~
492
493	14.	Sellers’ default
494
495	Should the Sellers fail to ~~give Notice of Readiness in accordance with Clause 5(b) or fail to be ready to~~
496	validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this
497	Agreement. To this purpose, the Sellers shall advise Buyers the relevant extension of the Cancelling Date
498	and request them to declare within three (3) Banking Days whether they accept such extension or cancel
499	this Agreement. Failure of the Buyers to reply to the said notice of the Sellers shall be deemed an
500	acceptance by the Buyers of the extension of the Cancelling Date as proposed by Sellers. ~~If after Notice of~~
501	~~Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically~~

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502	~~ready for delivery and is not made physically ready again by the Cancelling Date and new Notice of~~
503	~~Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel~~
504	~~this Agreement, the Deposit together with interest earned, if any, shall be released to them immediately.~~
505
506	Should the Sellers fail to give Notice of Readiness by the Cancelling Date as may be extended or fail to be
507	ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers in
508	the amount of USD 30,000 plus any documented reasonable legal costs (if any) of the Buyers for the initial
509	registration of title to the Vessel and legal documentation cost for documenting the lease and security such
510	costs not to exceed USD15,000 for their loss and for all expenses together with interest if their failure is due
511	to proven negligence and whether or not the Buyers cancel this Agreement.
512
513	If the Building Contract is cancelled, rescinded or otherwise terminated for any reason whatsoever or the
514	Vessel is not delivered by the Construction Seller to the Sellers under the Building Contractor is rejected by
515	the Sellers for any reason whatsoever, then the Sellers shall give written notice thereof to the Buyers and
516	upon Buyers’ receipt of such notice, this Agreement shall cease to have effect without any liability on the
517	parties hereto and the parties shall be released from all obligations, liabilities and responsibilities hereunder,
518	save for the obligation of the Sellers to pay to the Buyers a termination fee in the sum of USD30,000 plus any
519	documented reasonable legal costs (if any) of the Buyers for the initial registration of title to the Vessel and
520	legal documentation cost for documenting the lease and security such costs not to exceed USD15,000.
521
522
523	15.	Buyers’ representatives (clause not applicable)
524
525	~~After this Agreement has been signed by the Parties and the Deposit has been lodged, the Buyers have the~~
526	~~right to place two (2) representatives on board the Vessel at their sole risk and expense.~~
527
528	~~These representatives are on board for the purpose of familiarization and in the capacity of observers only,~~
529	~~and they shall not interfere in any respect with the operation of the Vessel. The Buyers and the Buyers’~~
530	~~representatives shall sign the Sellers’ P&I Club’s standard letter of indemnity prior to their embarkation.~~
531
532	16.	Law and Arbitration
533
534	(a)*	This Agreement and all non contractual obligations arising out of or in connection with it shall be governed
535	by and construed in accordance with English law and any dispute arising out of or in connection with this
536	Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any
537	statutory modification or re- enactment thereof save to the extent necessary to give effect to the provisions
538	of this Clause.
539
540	The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
541	Terms current at the time when the arbitration proceedings are commenced.
542
543	The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its
544	arbitrator and send notice of such appointment in writing to the other party requiring the other party to
545	appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its
546	arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has
547	done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and
548	give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to
549	arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as
550	sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on
551	both Parties as if the sole arbitrator had been appointed by agreement.
552
553	In case where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall
554	be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration
555	proceedings are commenced.
556
557	~~(b)*~~	~~This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code~~
558	~~and the substantive law (not including the choice of law rules) of the State of New York and any dispute~~

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559	~~arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to~~
560	~~be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any~~
561	~~two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an~~
562	~~award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the~~
563	~~rules of the Society of Maritime Arbitrators, Inc.~~
564
565	~~In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall~~
566	~~be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators,~~
567	~~Inc.~~
568
569	~~(C)~~	~~This Agreement shall be governed by and construed in accordance with the laws of (state place)~~
570	~~and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at (state~~
571	~~place), subject to the procedures applicable there.~~
572
573	*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of deletions,
574	alternative 16(a) shall apply.
575
576	17.	Notices
577
578	All notices to be provided under this Agreement shall be in writing.
579
580	Contact details for recipients of notices are as follows:
581
582	For the Buyers:
583	Yawatahama Kisen Co., Ltd.
584	3-3-6 Ichibancho, 5 FL, Matuyama-shi, Ehime, Japan
585	Email: yu
586	Attention: Yukina Yamamoto / Matthew Yamamasu
587
588	For the Sellers:
589	SAINT BARTH SHIPPING COMPANY INC.
590	c/o PERFORMANCE SHIPPING MANAGEMENT INC.
591	373 Syngrou Ave. & 2-4 Ymittou str.,
592	17564, Palaio Faliro, Athens,
593	Greece
594	Email:
595	Attention: Mr. Andreas Nikolaos Michalopoulos
596
597	18.	Entire Agreement
598
599	The terms of this Agreement and the terms of the BBCP comprise the entire agreement between the Buyers
600	and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements
601	whether oral or written between the Buyers and the Sellers in relation hereto.
602	~~The written terms of this Agreement comprise the entire agreement between the Buyers and the Sellers in~~
603	~~relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or~~
604	~~written between the Parties in relation thereto.~~
605
606	~~Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no~~
607	~~right or remedy in respect of any statement, representation, assurance or warranty (whether or not made~~
608	 ~~negligently) other than as is expressly set out in this Agreement.~~
609
610	~~Any terms implied into this Agreement by any applicable statute or law are hereby excluded to the extent~~
611	 ~~that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.~~
612
613	19.	Delivery under BBCP
614
615	The Buyers (as Owners) and the Sellers (as Charterers) have entered into the BBCP whereby the Vessel is

Copyright © 2012 Norwegian Shipbrokers` Association.  All rights reserved.

616	to be chartered on delivery for such period and on such terms and conditions more particularly described in
617	the BBCP. The Parties acknowledge that the Sellers’ obligation to sell and the Buyers’ obligation to
618	purchase the Vessel under this Agreement is conditional upon the delivery of the Vessel under and pursuant
619	to the MOA and the simultaneous delivery of the Vessel by the Buyers (as Owners) to the Sellers (as
620	Charterers) under the BBCP. If any event occurs before delivery of the Vessel under this Agreement that
621	renders the MOA or the BBCP null and void or to be terminated for any reason whatsoever, this Agreement
622	shall be null and void and each Party shall be discharged and released from any and all of its respective
623	obligations under this Agreement.
624
625	20.	Assignment
626
627	Neither party shall be entitled to assign or transfer its rights under this Agreement without the prior written
628	consent of the other.
629
630	21.	Sanctions
631
632	(a)	In this Agreement, the following provisions shall apply where any applicable sanction, prohibition or
633	restriction is imposed on any specified persons, entities or bodies including the designation of any specified
634	vessels or fleets under United Nations Resolutions or trade or economic applicable sanctions, laws or
635	regulations of the European Union or United States of America or the United Kingdom or Japan.
636
637	(b)	The Sellers hereby warrant that at the date of entering into this Agreement and continuing until the Vessel
638	has been delivered from the Sellers to the Buyers in accordance with this Agreement:
639
640	(i) none of the Sellers, their directors, officers, and employees is subject to any of the sanctions,
641	prohibitions, restrictions or designation referred to in sub-clause (a);
642
643	(ii) the Sellers are selling as principals and not as agent, trustee or nominee of any person with whom
644	transactions are prohibited or restricted under sub-clause (a);
645
646	(iii) the Vessel is not a designated vessel under any of the sanctions, prohibitions, restrictions or designation
647	referred to in sub-clause (a);
648
649	(c)	The Buyers hereby warrant that at the date of entering into this Agreement and continuing until the Vessel
650	has been delivered from the Sellers to the Buyers in accordance with this Agreement:
651
652	(i) none of the Buyers, their directors, officers, employees and agents is subject to any of the sanctions,
653	prohibitions, restrictions or designation referred to in sub-clause (a);
654
655	(ii) the Buyers are purchasing as principals and not as agent, trustee or nominee of any person with whom
656	transactions are prohibited or restricted under sub-clause (a).
657
658	(iii) The Buyers warrant that the proceeds of the Purchase Price have not been derived from any activities
659	which are in breach of sanctions or from a person or entity subject to or targeted by sanctions.
660
661	22.	Payment
662
663	(a)	At least two (2) Banking Days (Japan, USA, New York, United Kingdom, Athens time) prior to the scheduled
664	Delivery Date, the Net Finance Amount ("USD 37,800,000") (following the set-off of the Purchase Price
665	against the Charterers’ Down Payment) shall be remitted to the account of the Sellers, or the Construction
666	Seller (or the Builder) as the case may be, as notified in writing by the Sellers to the Buyers. The method of
667	payment the Net Finance Amount shall be agreed among the Buyers, Sellers, Sellers’ Bank and Buyer`s
668	Bank, or as the case may be the Builder’s bank, by using corresponding MT103 accompanied by MT199
669	SWIFT with quadripartite agreement or a similar mutually agreed method (e.g. an Escrow Agreement with an
670	international or Japanese law firm acting as Escrow Agent on behalf of Buyers and Sellers, in which case
671	the Escrow Agent’s costs not to exceed USD 10,000 and to be split 50/50 between the Sellers and
672	the Buyers).

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673
674	(b)	The Sellers shall provide remittance notice (which shall be sent by email and shall detail the delivery date,
675	the amount to be remitted and request remittance in accordance with this Clause 22) to the Buyers five (5)
676	Banking Days prior to the scheduled delivery date. The Buyers to request their financier to remit the fund
677	only after the remittance notice has been
678
679	(c)	In case of using a suspense account or Escrow Account, the Buyers shall remit the Net Finance Amount two
680	(2) Banking Days prior to the scheduled Delivery Date and such funds to be released only by instruction
681	from the Buyers after confirming Protocol of Delivery and Acceptance has been signed by the Sellers and
682	Buyers.
683
684	(d)	USD 37,800,000*(1 month CME TERM SOFR at the time of remittance + 2.0%)/360) per day (the
685	“Remittance Interest Cost”) from the day of remittance of the fund till the actual Delivery Date to be covered
686	by Sellers/Charterers.
687
688	Any charge from the Buyers` Bank including intermediate bank(s), if any, incurred for remitting shall be for
689	Buyers` account.
690
691	Any fees including holding/lifting charges requested by the Sellers` Bank including intermediate bank(s),
692	shall be for Sellers` account.
693
694	Any fees including holding/lifting charges requested by the Builders` Bank including intermediate bank(s),
695	shall be for Builders` account.
696
697	23.	Warranty of Quality
698	On the delivery of the Vessel under this Agreement, the Sellers undertake to assign to the Buyers all their
699	rights, interest and title under the relevant article of the Building Contract dealing with the Vessel's so called
700	warranty of quality, such assignment being subject to the consent of the Construction Seller.
701
702	24.	Counterparts
703	This Agreement may be executed in any number of counterparts and any single
704	counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original
705	agreement for all purposes.
706
707

SALTER SHIPPING, S.A. Signature (Buyers) /s/ Yoshihide Yamamoto Name: Yoshihide Yamamoto Title: Director/ President	SAINT BARTH SHIPPING COMPANY INC. Signature (Sellers) /s/ Andreas Nikolaos Michalopoulos Name: Andreas Nikolaos Michalopoulos Title: Director/ Attorney-in-fact
Yawatahama Kisen Co., Ltd. Signature (Guarantor) /s/ Yoshihide Yamamoto Name: Yoshihide Yamamoto Title: Representative Director	PERFORMANCE SHIPPING INC. Signature (Guarantor) /s/ Andreas Nikolaos Michalopoulos Name: Andreas Nikolaos Michalopoulos Title: Director/ Chief Executive Officer

Copyright © 2012 Norwegian Shipbrokers` Association.  All rights reserved.